                                                                  EXHIBIT 99.B10

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Barclays Global Investors Funds, Inc.
(formerly Master Works Funds Inc.)

The Board of Trustees
Master Investment Portfolio

We consent to the use of our report dated April 2, 1999 for Master Funds Inc.(comprising respectively, Asset Allocation Fund, Bond Index Fund, LifePath 2000 Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund, LifePath 2040 Fund, Money Market Fund, S&P 500 Stock Fund, and U.S. Treasury Allocation
Fund) incorporated by reference herein.

We also consent to the use of our report dated April 2, 1999 for Master Investment Portfolio (comprising respectively, Asset Allocation Master Portfolio, Bond Index Master Portfolio, LifePath 2000 Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio, Money Market Master Portfolio, S&P 500 Index Master Portfolio, and U.S. Treasury Allocation Master Portfolio) incorporated by reference herein.

We also consent to the reference to our Firm under the headings "Financial Highlights" in the prospectuses and "independent Auditors" in the Statements of Additional Information.


San Francisco, California
June 29, 1999